CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this registration statement of Clariti Telecommunications International, Ltd. on Form S-3 of our report dated October 8, 1999, appearing in the annual report on Form 10-KSB/A of Clariti Telecommunications International, Ltd. for the year ended June 30, 1999 and to the reference to us under the heading "EXPERTS" in the Prospectus, which is a part of this registration statement.



                                           s/COGEN SKLAR LLP
                                           -----------------
                                           COGEN SKLAR LLP


Bala Cynwyd, Pennsylvania
February 2, 2000